THIRD AMENDMENT TO THE
                      PLAN AND AGREEMENT OF REORGANIZATION
                                      AMONG
                          FINANCIAL MEDIA GROUP, INC.,
                                       AND
                             WALLSTREET DIRECT, INC.
                                       AND
                 CERTAIN STOCKHOLDERS OF WALLSTREET DIRECT, INC.

      THIS THIRD AMENDMENT TO THE PLAN AND AGREEMENT OF REORGANIZATION (the "Amendment") is dated as of December 22, 2005, among Financial Media Group, Inc. ("FMG"), Wallstreet Direct, Inc. ("Wallstreet") and Certain Stockholders of Wallstreet Direct Inc. ("Stockholder"). This Amendment amends that certain Plan and Agreement of Reorganization (the "Agreement") between FMG, Wallstreet and Stockholder dated September 19, 2005.

                                    RECITALS

      A. FMG, Wallstreet and Stockholder signed the Agreement on September 19, 2005.

      B. The Agreement provides for the acquisition of Wallstreet by FMG.

      C. The parties desire to amend the Agreement to further clarify and ensure the closing of the transaction.

                                    AMENDMENT

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged the parties agree to amend the Agreement as follows:

1. Section 12.1(b) is hereby deleted in its entirety and replaced with the following language:

            "If the Closing (as defined in Section 3) has not have taken place on or prior to January 15, 2006, this Agreement can be terminated upon written notice given by FMG or WALLSTREET which is not in material default."

2. Except as hereby amended, the Agreement shall remain in full force and effect.


                            [signature page follows]

      IN WITNESS WHEREOF, this Amendment has been approved by each of the parties as of the date first above written.


                                            FINANCIAL MEDIA GROUP, INC.


                                            /s/ Javan Khazali
                                            ------------------------------------
                                            Javan Khazali, President




                                            WALLSTREET DIRECT,  INC


                                            /s/ Neeraj S. Iyer
                                            ------------------------------------
                                            Neeraj S. Iyer






                                            STOCKHOLDER


                                            /s/ Albert Aimers
                                            ------------------------------------
                                            AMC Capital Group Ltd.